Exhibit h(24)

AMENDMENT TO THE STATE REGISTRATION SERVICES AGREEMENT

This Amendment to the State Registration Services Agreement (the “Amendment”) is made as of July 11, 2008 by and between TD ASSET MANAGEMENT USA FUNDS INC. (“TD”) and PFPC INC. (“PFPC”)

BACKGROUND:

A.	TD and PFPC (successor to ClearSky Corporation) are parties to a State Registration Services Agreement dated as of November 27, 1995, as amended (the “Agreement”).

B.	The parties desire to amend the Agreement to add a series of the Fund to the Agreement

TERMS:

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.	TDAM Institutional Treasury Obligations Money Market Fund is included as series of the Fund under the Agreement for all purposes.

2.	Except as specifically amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be signed by their respective duly authorized officers as of the day and year above written.

TD ASSET MANAGEMENT USA FUNDS INC.

By:	/s/ David Hartman

Name: David Hartman Title: President

PFPC INC.

By:	/s/ Kevin Caravella

Name: Kevin Caravella Title: Senior V.P.